UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023 (September 26, 2023)

Aura Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40971	32-0271970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street Boston, Massachusetts	02135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8864

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On October 2, 2023, Aura Biosciences, Inc. (the “Company”) announced that J. Jill Hopkins, M.D., will serve as the Company’s Chief Medical Officer and President of Research & Development, effective as of October 16, 2023 (the “Effective Date”).

Dr. Hopkins, age 59, brings over 30 years of cross-sector experience in ophthalmology, spanning clinical care, academia, education, industry, advocacy and innovation to the Company. Prior to joining the Company, Dr. Hopkins previously served as Senior Vice President, Global Head of Ophthalmology and Exploratory Development at Novartis, a pharmaceutical company, from November 2021 to October 2023 and Chief Executive Officer of Gyroscope Therapeutics Limited (“Gyroscope”), a Novartis company engaging in clinical-stage gene therapy development, from December 2021 to October 2023. Prior to joining Novartis and Gyroscope, Dr. Hopkins worked at Roche-Genentech, a biotechnology company, in roles of increasing responsibility, including most recently as Global Head of Ophthalmology Personalized Health Care from 2018 to 2021. Before Roche-Genentech, Dr. Hopkins spent more than 20 years in clinical retinal research and academic practice at the University of Toronto, University of Southern California and Retina-Vitreous Associates Medical Group. Dr. Hopkins holds an M.D. from McMaster University and completed her Ophthalmology residency at the University of Toronto. She has completed fellowships in Retinal Disease from Moorfields Eye Hospital in London UK and in Visual Electrophysiology from the Universities of Toronto and Ottawa. Dr. Hopkins is board certified in Ophthalmology from the American Board of Ophthalmology and the Royal College of Surgeons Canada.

In connection with her appointment as Chief Medical Officer and President of Research & Development, Dr. Hopkins entered into an employment agreement with the Company (the “Employment Agreement”) effective as of the Effective Date. Pursuant to the Employment Agreement, Dr. Hopkins will be paid an annual base salary of $525,000. Following the end of each calendar year, Dr. Hopkins will be eligible to receive a discretionary annual performance bonus with a target of 50% of her then annual base salary based upon the Board’s assessment of the Company’s achievement of its performance goals and Dr. Hopkins’ continued employment with the Company. Dr. Hopkins will receive a sign-on bonus of up to $200,000 in connection with the commencement of her employment with the Company. In the event that Dr. Hopkins’ employment is terminated by the Company without “Cause” or by Dr. Hopkins for “Good Reason” (each as defined in the Employment Agreement), subject to her execution of a release within 60 days of such termination, Dr. Hopkins will be entitled to receive (i) continuation of her annual base salary for nine months and (ii) subject to Dr. Hopkins’ timely election to continue COBRA health coverage and copayment of premium amounts at the applicable active employees’ rate, a monthly cash payment equal to the amount that the Company would have paid to provide health insurance to Dr. Hopkins for nine months.

The Company will grant Dr. Hopkins an option to purchase 200,000 shares of the Company’s common stock at the fair market value as determined on the date of the grant based on the closing price of the Company’s common stock on The Nasdaq Global Market. The stock options will vest as follows: 25% shall vest and become exercisable on the first anniversary of the Effective Date, and 2.0834% shall vest and become exercisable on a monthly basis thereafter over the following 36 months, subject to Dr. Hopkins’ continued service as of each vesting date. The Company will also grant Dr. Hopkins 135,000 restricted stock units, which will vest as follows: 25% shall vest on the 15th of the month following the first anniversary of the Effective Date (the “First Vesting Date”), and 25% shall vest on each of the first year anniversary, second year anniversary, and third year anniversary of the First Vesting Date, subject to Dr. Hopkins’ continued service as of each vesting date. The stock options and restricted stock units will be granted pursuant to the Company’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) and subject to a stock option agreement and an restricted stock award agreement, respectively.

In addition, Dr. Hopkins will enter into an indemnification agreement with the Company, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-260156) on October 25, 2021, pursuant to which the Company may be required, among other things, to indemnify Dr. Hopkins for certain expenses (including reasonable attorneys’ fees), judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as an officer of the Company.

There are currently no arrangements or understandings between Dr. Hopkins and any other person pursuant to which Dr. Hopkins will be appointed as Chief Medical Officer and President of Research & Development of the Company and there are no family relationships between Dr. Hopkins and any of the Company’s directors or executive officers. There are currently no transactions in which Dr. Hopkins has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Departure of Chief Medical Officer

On September 26, 2023, Cadmus Rich, M.D., notified the Company of his decision to resign from his role at the Company as an employee and Chief Medical Officer of the Company, effective as of October 16, 2023, at which time he will transition into the role of Senior Clinical Advisor until November 7, 2023 (the “Departure Date”). Dr. Rich’s departure does not reflect any dispute or disagreement with the Company. Following the Departure Date, pursuant to a Resignation and Consulting Agreement with the Company (the “Consulting Agreement”), Dr. Rich will remain with the Company as Senior Clinical Advisor for an additional period of nine months beginning on the Departure Date (the “Consulting Period”). Pursuant to the Consulting Agreement, Dr. Rich will be entitled to continued vesting of his restricted stock units and stock options, subject to the terms and conditions of 2021 Plan and associated restricted stock unit award agreements and stock option agreements. In connection with Dr. Rich’s resignation, on September 28, 2023, the Company and Dr. Rich entered into a Transition and Release Agreement (the “Transition Agreement”), which will become effective on November 7, 2023. The Transition Agreement provides that Dr. Rich will receive continued salary through the Departure Date subject to Dr. Rich’s performance of certain Transition Services (as defined in the Transition Agreement). Subject to entering into a release of claims in favor of the Company, Dr. Rich will be entitled to receive (i) severance pay equal to continuation of his annual base salary for nine months and (ii) subject to Dr. Rich’s timely election to continue COBRA health coverage and copayment of premium amounts at the applicable active employees’ rate, a monthly cash payment equal to the amount that the Company would have paid to provide health insurance to Dr. Rich until the earlier of nine months, eligibility for medical care coverage through other employment or termination of eligibility under COBRA. Any continued vesting relating to Dr. Rich’s existing equity awards would be subject, upon the Departure Date, to his entry into the Consulting Agreement. The Transition Agreement also includes customary confidentiality and non-disparagement provisions.

The foregoing descriptions of the Transition Agreement and Consulting Agreement do not purport to be complete and are qualified in its entirety by the full text of the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

A copy of the Company’s press release announcing Dr. Hopkins’ appointment as Chief Medical Officer and President of Research & Development and Dr. Rich’s departure as Chief Medical Officer attached hereto as Exhibit 99.1 and shall be deemed furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release Dated October 2, 2023

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aura Biosciences, Inc.

Date: October 2, 2023	By:	/s/ Julie Feder
Julie Feder
Chief Financial Officer